UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2


                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           THE JACKSON RIVERS COMPANY
                 (Name of small business issuer in its charter)


       Florida                      6141                     65-1102865
(State or jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
     incorporation)         Classification Code Number)   Identification No.)



                             4045 Bahia Isle Circle
                              Wellington, FL 33467

                            telephone (561) 373-4664
          (Address and telephone number of principal executive offices)


                             4045 Bahia Isle Circle
                              Wellington, FL 33467
                     (Address of principal place of business
                    or intended principal place of business)


                              Don A. Paradiso, Esq.
                     Washington Mutual Bank Tower (ste. 314)
                          2401 East Atlantic Boulevard
                            Pompano Beach, FL 33062
           (Name, address, and telephone number of agent for service)



                                    COPY TO:
                              J. Dapray Muir, Esq.
                                Ruddy & Muir, LLP
                         1730 K Street, N.W. (suite 304)
                              Washington, DC 20016
                                 (202) 835-0055


           Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and Prospectus.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                              CROSS REFERENCE SHEET
Showing the Location in Prospectus of Information Required by Items of Form SB-2

Part I.    Information Required in Prospectus
ITEM
 NO.       REQUIRED ITEM                          LOCATION OR CAPTION
1.         Front of Registration Statement and    Front of Registration Statement and Outside
           Outside Front Cover of Prospectus      Front Cover of Prospectus

2.         Inside Front and Outside Back Cover    Inside Front Cover Page of Prospectus and
           Pages of Prospectus                    Outside Front Cover Page of  Prospectus


3.         Summary Information and Risk           Prospectus Summary; Important Risk Factors
           Factors

4.         Use of Proceeds                        Use of Proceeds

5.         Determination of Offering Price        Prospectus Summary-Determination of Offering
                                                  Price; Important Risk Factors

6.         Dilution                               Dilution

7.         Selling Security Holders               Principal and Selling Stockholder

8.         Plan of Distribution                   The Offering, Plan of Distribution

9.         Legal Proceedings                      Litigation

10.        Directors, Executive Officers,         Management
           Promoters and Control Persons

11.        Security Ownership of Certain
           Beneficial Owners and Management       Principal and Selling Stockholder

12.        Description of Securities              Description of Securities

13.        Interest of Named Experts and Counsel  Legal Opinions; Experts

14.        Disclosure of Commission Position      Management - Indemnification of Management
           on Indemnification for Securities
           Act Liabilities

15.        Organization Within Last Five Years    Management; Transactions with Affiliates

16.        Description of Business                Our Company's Proposed Business,
                                                  Remuneration

17.        Management's Discussion and            Summary Financial Information -
           Analysis or Plan of Operation          Management's Plan of Operation

18.        Description of Property                Proposed Business of the Company

19.        Certain Relationships and Related      Management - Conflicts of Interest;
           Transactions                           Transactions with Affiliates

20.        Market for Common Stock and            Prospectus Summary; Market for Company's
           Related Stockholder Matters            Common Stock; Shares Eligible for Future Sale

21.        Executive Compensation                 Management - Remuneration

22.        Financial Statements                   Financial Statements

23.        Changes in and Disagreements with      Not Applicable
           Accountants on Accounting and
           Financial Disclosure


PROSPECTUS
                                70,000,000 SHARES

                           THE JACKSON RIVERS COMPANY

                                  Common Stock


           The Jackson Rivers Company is a new company organized to provide short-term loans to persons wishing to finance funeral arrangements and memorials pending receipt of life insurance benefits. We are a development stage company and do not presently have any material assets or operating business.


           With this prospectus we are offering to sell a minimum of 15,000,000 and a maximum of 70,000,000 shares of common stock. The first 60,000,000 shares are being sold by the company; after completion of its offering, the company's principal stockholder will offer to sell 10,000,000 shares. If all such shares are sold, management will not own any stock in the company.

           AN INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "IMPORTANT RISK FACTORS" BEGINNING ON PAGE 4.


             Price and Proceeds to the Company and Selling Stockholder
Public offering price (per share)                                                         $.04
             total amount to be raised (minimum-maximum)                         $600,000--$2,400,000
Estimated offering expenses
             per share  (depending on number of shares sold)                          $.0013-$.0029
             total                                                                       $20,000
Net proceeds to the company
             if all 70,000,000 shares are sold                                         $2,3820,857
             if only minimum number are sold                                            $580,000
Net proceeds to selling shareholder
             if all 70,000,000 shares are sold                                          $397,143

           Estimated offering expenses include legal, accounting, prin filing and escrow fees incident to this offering. See "Use of Proceeds".


           We are offering these shares through our president, Mr. Don Paradiso. Subscriptions will be accepted only in those states where officers of a company may sell securities without registration as an agent or broker-dealer. The offering will commence on February ......... 2002, and continue until June
 ...... 2002 (a period of 120 days). Unless the minimum number of shares
(15,000,000) are sold before the end of such offering period, all monies will be promptly returned to investors, with such interest as is received from the account in which such funds are deposited. In our discretion, we may extend the offering for up to an additional 120 days, or until October ... , 2002. If we sell the minimum number of shares before the end of the offering, we will release the funds to the company and commence business. Pending sale of the minimum number of shares, all proceeds will be held in escrow with Bank of America Private Bank (Florida), which is obliged to deposit the Escrow Funds in a manner which permits the highest possible return without risk and with full liquidity. We will not use an underwriter or securities dealer, and will not pay commissions on sales of our stock. Accordingly, there can be no assurance that we will be able to sell the minimum number of shares.


           Prior to this offering, there has been no public market for our securities, and we cannot guarantee that a trading market will ever develop. We have a verbal understanding with one broker-dealer to act as a market maker for the company's stock, but two are required before the company can be carried on NASDAQ's Bulletin Board quotation service.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  THE JACKSON RIVERS COMPANY, 4045 BAHIA ISLE CIRCLE, WELLINGTON, FLORIDA 33467
                            TELEPHONE (561) 373-4664

                 This Prospectus is dated              , 2002
                                          -------------

           No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in the affairs of the company since the date hereof; however, in the event there is any change in the affairs of the company which management believes would be material to an investment decision, a post-effective amendment will be filed. The company reserves the right to reject any order, in whole or in part, for the purchase of any of the shares offered hereby.


                                TABLE OF CONTENTS

SUMMARY                                                                     3
  The Jackson Rivers Company                                                3
  The Offering                                                              3
IMPORTANT RISK FACTORS                                                      4
DILUTION                                                                    9
USE OF PROCEEDS                                                            10
SUMMARY FINANCIAL INFORMATION                                              11
  Management's Plan of Operation                                           11
OUR COMPANY'S PROPOSED BUSINESS                                            12
  General                                                                  12
  Marketing                                                                13
  Loans Secured by Insurance Policies                                      14
  Unsecured and Other Loans                                                14
  Leverage                                                                 14
  Competition                                                              15
  Regulation                                                               15
  Employees                                                                15
  Offices and Other Facilities                                             15
THE OFFERING                                                               16
   Plan of Distribution                                                    16
   How to Subscribe                                                        16
   Deposit of Proceeds in Escrow Account                                   16
CAPITALIZATION                                                             17
MANAGEMENT                                                                 17
  Officers and Directors                                                   17
  Election of Additional Directors                                         18
  Conflicts of Interest                                                    19
  Compensation                                                             19
  Management Control                                                       19
  Indemnification of Management                                            19
TRANSACTIONS WITH AFFILIATES                                               19
  Initial Stock Transactions                                               20
  Loans by Management                                                      20
  Legal Representation                                                     20
  No Commissions for Management                                            20
PRINCIPAL AND SELLING STOCKHOLDER                                          20
DESCRIPTION OF SECURITIES                                                  21
   Common Stock                                                            21
   No Options or Warrants                                                  22
   Future Financing                                                        22
   Reports to Stockholders                                                 22
   Dividends                                                               22
   Stock Registration and Transfer                                         22
MARKET FOR THE COMPANY'S
  COMMON STOCK                                                             22
   Sales of Shares Pursuant to Rule 144                                    22
LITIGATION                                                                 23
LEGAL OPINIONS                                                             23
EXPERTS                                                                    23
ADDITIONAL INFORMATION                                                     23
FINANCIAL STATEMENTS                                                       23
                                                                       APPENDIX
SUBSCRIPTION AGREEMENT                                                     A

           Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distri bution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

           THESE SECURITIES MAY NOT BE PURCHASED BY RESIDENTS OF STATES IN WHICH SECURITIES MAY NOT BE SOLD BY OFFICERS OF THE ISSUER WITHOUT REGISTRATION AS AN AGENT OR BROKER-DEALER.

                                     SUMMARY

           This summary highlights some of the information contained in this prospectus, and may not reflect information which would be important to you. To understand this offering fully, you should read the entire prospectus carefully, including the section entitled "Important Risk Factors" and the financial statements.

THE JACKSON RIVERS COMPANY
           Jackson Rivers is a new company organized to make loans to persons wishing to finance funeral arrangements or memorials for family members or others. We are a development stage company and do not have any business as of the present. Since incorporation, our activities have been limited to market analysis and preparation of a registration statement and prospectus for this public offering.
           With the equity capital generated by this offering, Jackson Rivers plans to make loans for financing funerals, flowers, caskets, and grave markers. Initially, we will limit such loans to persons who are beneficiaries of insurance policies payable on the insured's death, obtaining an assignment of the proceeds of such policies as security for our loans.
           We believe that many smaller funeral homes will be happy to make such loans available to their customers. No loans have yet been made, however, and while a number of funeral homes have indicated their interest in making our loans available to their customers, we do not have written commitments with any such homes.
           In the future, we may expand into related types of financing, such as loans to consumers whose loved ones have passed away without insurance, and loans to small funeral homes. Jackson Rivers is not a bank or insurance company; we do not intend to accept deposits or provide insurance.
           We maintain our office at 4045 Bahia Isle Circle, Wellington, Florida 33467. Our telephone number is (561) 373-4664.


THE OFFERING


Securities Offered                    70,000,000 shares of common stock,
                                      including 10,000,000 shares to be
                                      offered by the selling stockholder
                                      after all the shares offered by
                                      Jackson Rivers are subscribed for.

Offering Price                        $.04 per share.

Minimum Purchase Amount               The minimum amount for which a
                                      subscription will be accepted is
                                      $5,000.

Offering Period                       120 days,  but we may extend
                                      such period for up to 120
                                      additional days


Minimum/Maximum  Offering             This offering requires
                                      us to sell 15,000,000
                                      shares minimum and 70,000,000 shares
                                      maximum. If 15,000,000 shares are not
                                      sold during the offering period, all
                                      funds will be returned to investors.
                                      If more than 15,000,000 shares are
                                      sold, we will proceed with our program
                                      notwithstanding fewer than 60,000,000
                                      shares are sold by Jackson Rivers.

Common Stock Now                      10,000,000 shares, all of which will be
Outstanding                           made available for purchase by investors
                                      after the minimum number of shares
                                      have been subscribed for.




Common Stock to Be                    Minimum:   25,000,000 shares
Outstanding After the Offering        Maximum:   70,000,000 shares

Escrow of Funds Pending Sale          The funds received in the offering will
of Minimum Number of Shares           be deposited in an escrow account with
                                      Bank of America Private Bank (Florida)
                                      until the minimum number of shares have
                                      been sold. If the minimum number of
                                      shares have not been subscribed for
                                      within 120 days of the date of this
                                      prospectus, all proceeds of the offering will be promptly and automatically returned to investors, with interest. We may extend the offering for up to 120 days in our discretion.

Important Risk Factors                Investment in the shares offered by this
                                      prospectus are highly speculative and
                                      involve a high degree of risk. Shares
                                      should be purchased only by persons who
                                      can afford to lose their entire
                                      investment. See "Important Risk Factors" for special risks concerning Jackson
                                      Rivers and "Dilution" for information
                                      con cerning dilution of the book value
                                      of the shares sold in the public
                                      offering.

Use of Proceeds                       A portion of the funds from this
                                      offering will be used to reimburse the
                                      promoters for the expenses incident to
                                      the offering (estimated at $20,000), and the remainder will be applied to working capital, including salaries, marketing, office expenses, and loans. If only the minimum number of shares are sold, we anticipate having approximately $473,000 available for loans.

Offering Self Underwritten            The shares are being offered directly by
                                      the company through its officers. There is no underwriter, and no commissions will be paid.

Policy with Respect to Debt           To the extent the market for our loans
                                      exceeds our working capital, we will
                                      seek to borrow monies from banks or
                                      others.



                             IMPORTANT RISK FACTORS

           Our business is subject to numerous risk factors, including the following:

THE COMPANY IS IN A DEVELOPMENT STAGE WITH NO BUSINESS

           Our company was incorporated in May 2001, and we have had no operations to date. We face all the risks associated with a new business, and an investment in Jackson Rivers should be considered an extremely high risk investment. Risks associated with a new business include the inability to access capital markets, lack of experience on which to draw for estimating costs and revenues, lack of tested and established procedures, difficulties in attracting experienced personnel, and difficulties in and lead time required for establishing a start-up company as a recognized source for its product. As of the date of this prospectus, we have not yet made any loan.

THE COMPANY HAS NO CAPITAL, AND WE MAY BE OBLIGED TO SEEK ADDITIONAL FUNDS
           As of the date of this prospectus, Jackson Rivers has no significant cash resources. As of October 31, 2001, Jackson Rivers had assets of only $3,557. We will incur substantial costs for legal and accounting fees in connection with the preparation of the registration statement and obtaining licenses. If only the minimum number of shares are sold, the company's oper ations could be limited for lack of capital, and it could be obliged to seek additional financing. We cannot give any assurance that such funds would be available if needed, or that they would be available on terms acceptable to us.

OUR COMPANY HAS HAD NO EARNINGS OR DIVIDENDS, AND NO ASSURANCES CAN BE MADE AS TO THE FUTURE

           Our company was only recently organized and has no earnings; nor has it paid any dividends. It is intended that for the intermediate future, income will be reinvested in the company rather than distributed to stockholders as dividends. There can be no assurance that Jackson Rivers will ever generate income or pay dividends.


WE DO NOT HAVE ANY ARRANGEMENTS WITH FUNERAL HOMES TO MAKE OUR LOANS AVAILABLE TO CUSTOMERS, WHICH MAY SLOW IMPLEMENTATION OF OUR BUSINESS PLAN
           Our business plan currently calls for marketing our loans through small, family owned funeral homes, but we do not presently have any written arrangements with any such homes to make our loans available to their customers. We will have to make such arrangements before we can implement our marketing plan, which could delay the making of loans.

ABSENCE OF SECURITY FOR LOANS, WHICH MAY INCREASE THE RISK OF LOSS FROM BAD
LOANS


           We intend to obtain an assignment of the proceeds of insurance policies to secure our loans, but notwithstanding the insurer may have acknowledged such assignment, it will not generally be legally bound to pay the proceeds to us. Accordingly, our loans will be deemed "unsecured". Unsecured loans have a higher risk of loss than secured loans.


IF A PUBLIC MARKET FOR THE COMPANY'S SHARES DOES NOT DEVELOP, YOU MAY BE UNABLE TO RESELL YOUR SHARES


           There is no present market for Jackson Rivers' stock and investors will not in any event be able to sell their shares until after the minimum number of Shares are sold and the proceeds are released from escrow. After termination of the escrow, the development of an active trading market for Jackson Rivers' stock will depend on the interest of broker-dealers in making a market in our shares. We have a verbal understanding with one broker-dealer to act as a market maker for the company's stock, but two are required before the company can be carried on NASDAQ's Bulletin Board quotation service.

NO ASSURANCE COMPANY WILL MEET LISTING REQUIREMENTS


           There can be no assurance that Jackson Rivers will meet listing requirements even if the maximum number of shares are sold, nor can there be any assurance that an active market will develop even if the company does meet such requirements. As of the date of this Prospectus, we have not begun the process of attempting to list our securities on the over-the-counter market; until they are listed, investors' ability to sell their shares may be even further restricted.


OFFERING PRICE WAS ARBITRARILY DETERMINED AND SHARES MAY TRADE AT PRICES LOWER THAN OFFERING PRICE
           The offering price of $.04 per Share has been arbitrarily determined by Jackson Rivers, and bears no relationship to its assets, earnings, book value, or other objective standard of value. Among the factors considered were belief in the company's business plan and its potential for generating revenues, the company's lack of operating history, the financial requirements of the company, the proceeds to be raised by the offering, the amount sought by the selling stockholder, and current market conditions for securities of new companies. The offering price may not reflect the market price of our shares after the offering, and shares may not be able to be sold except at a price less than the offering prices.

YOUR INVESTMENT WILL BE SUBSTANTIALLY DILUTED


           If all 60,000,000 shares being offered by the company are sold, investors will own approximately 85.7% of Jackson Rivers' stock, for which they will have paid $2,400,000. Following such investment, Jackson Rivers' net tangible book value will be approximately $.033 per share, reflecting a dilution for investors of approximately $.006 per share, or 15%. If only the minimum number of shares are sold, investors will own 60% of Jackson Rivers' stock, for which they will have paid $600,000. If such minimum number of shares are sold, our net tangible book value would be $583,577 or approximately $.023 per share, resulting in dilution of $.017 per share (42%) for investors. See "Dilution", below.


A PORTION OF THE COMPANY'S PROCEEDS WILL BE USED FOR OFFERING AND START-UP COSTS, REDUCING THE AMOUNT AVAILABLE FOR LOANS


           A portion of the proceeds from the offering will be used to repay offering and start-up expenses. To the extent proceeds are used for such purposes, the amount available for loans will be reduced. If only the minimum number of shares are sold, it is anticipated that approximately $127,000 would be applied to such costs (including $100,000 for first year salaries), so that only $473,000 would be available for loans.

USING BORROWED FUNDS FOR MAKING LOANS WOULD INCREASE RISK
           To the extent the market for our loans exceeds our working capital, we will seek to borrow monies from banks or other lenders. If we utilize borrowed funds, the company would become subject to increased risks. Investors should be aware that the use of borrowed monies could result in substantial interest expense and the company's assets being mortgaged and possibly foreclosed.

MANAGEMENT LACKS EXPERIENCE IN CONSUMER LENDING
           Our management has no experience in operating a consumer lending company, and there can be no assurance that we will be successful in establishing profitable operations.


MANAGEMENT WILL INITIALLY DEVOTE ONLY LIMITED TIME TO THE COMPANY

           Under his contract with the company, Mr. Paradiso will commence full time employment at such time as the minimum number of shares are subscribed for. Until the minimum number of shares have been subscribed for, the company's president anticipates devoting only five to 20 hours per month to its affairs.

MANAGEMENT MAY HAVE CONFLICTS WITH RESPECT TO THEIR TIME

           While Mr. Paradiso and the company's other officer intend to work full-time for the company following sale of the minimum number of shares, they will continue to have outside business interests and may become involved in new business activities, such as directorships or promotion of new companies, which may distract from time spent on Jackson Rivers' affairs.


RELIANCE ON PRESIDENT; NO KEY MAN INSURANCE
           Jackson Rivers presently has only one employee, our president Don Paradiso, and we will be substantially dependent on Mr. Paradiso for the implementation of our business plan. If we were to lose his services on account of resignation, illness, or otherwise, we would be without management. This will be the case even after we employ staff people to administer loans, and will remain the case until we are able to employ additional management level employees. Our success also depends on our ability to hire and retain sales and administrative personnel, and any problems with identifying and hiring qualified persons on acceptable terms would adversely affect our business. The company does not have any insurance on Mr. Paradiso.

OTHER CONFLICTS OF INTEREST COULD AFFECT MANAGEMENT IN THE PERFORMANCE OF THEIR DUTIES

           The company's officers and directors are not currently involved in other loan companies, but may become so in the future, including involvement as organizers, officers, and directors. A conflict of interest could result if and when an officer or director of Jackson Rivers becomes an officer or director of another company, especially another consumer loan company.

MANAGEMENT MAY CONTINUE TO CONTROL THE COMPANY
           Our president presently owns all of Jackson Rivers' outstanding stock, and unless more than the minimum number of the shares offered hereby are sold, he will continue to own 40% of its outstanding stock and will be a controlling stockholder. If all 60,000,000 shares offered by the company are sold, he would still own more than 14% of the company' shares. His percentage ownership will be reduced if more than 60,000,000 shares are sold in this offering.

IF ALL THE SHARES ARE SOLD, MANAGEMENT MAY NO LONGER HAVE A STAKE IN COMPANY
           After the 60,000,000 shares being offered by the company are sold, 10,000,000 shares owned by our president, Don Paradiso, will be offered. In the event more than the 60,000,000 shares being offered by the company are sold, Mr. Paradiso would receive proceeds of up to $400,000; if all his shares were sold, he would no longer have any shares and would no longer have an equity stake in Jackson Rivers.


NO ACCESS TO INVESTORS' FUNDS WHILE THEY ARE HELD IN ESCROW

           The proceeds of this offering will be placed in an interest-bearing escrow account until the minimum number of Shares (15,000,000) have been sold. If we fail to sell the minimum number of shares within the offering period, investors' funds will be refunded together with their share of any interest earned in such account, but investors will not have access to their funds while they are held in escrow.

NO ASSURANCE MINIMUM NUMBER OF SHARES WILL BE SOLD, IN WHICH EVENT INVESTORS WILL HAVE LOST ALTERNATIVE INVESTMENT OPPORTUNITIES

           We will have four to eight months in which to sell the minimum number of shares, without which we cannot commence our business. There is no underwriter or commitment by any other person to purchase all or any portion of the shares offered hereby, and consequently there is no assurance that the minimum number of shares will be sold. Should we fail to sell the minimum number of shares, investors will have lost the use of their monies during the offering period except to the extent of any interest earned in the escrow account.

THERE IS SIGNIFICANT COMPETITION FOR SMALL LOANS
           We will be competing with at least one company specializing in loans for funeral expenses in Florida. We will also be competing with a wide range of entities which provide small loans to consumers, including banks, credit unions, and consumer loan companies. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Jackson Rivers.

WE HAVE CONDUCTED ONLY LIMITED MARKET RESEARCH, WHICH MAY AFFECT THE CREDIBILITY OF OUR BUSINESS PLAN

           We have conducted only limited market research. While we have talked to a number of funeral homes in Florida, we have not conducted a scientific study, nor have we engaged a professional firm to conduct market research.

OUR COMPANY WILL BE SUBJECT TO REGULATION AS CONSUMER LOAN COMPANY, WHICH WILL LIMIT THE AMOUNT OF INTEREST IT MAY CHARGE

           Most states, including Florida, regulate the activities of consumer loan companies. In particular, Florida requires that consumer loan companies be licensed, and imposes limits on interest charged. Subject to raising the necessary $25,000 of liquid assets, we do not know of any reason we would not be granted such a license in Florida, but should such a denial occur, we would be unable to operate in that state. The restrictions imposed by Florida law may change in the future, and the restrictions in other states may differ.

FUTURE SALES OF ANY SELLING STOCKHOLDER'S SHARES NOT SOLD
IN THIS OFFERING MAY ADVERSELY AFFECT MARKET PRICE
           The 10,000,000 shares of Jackson Rivers' common stock presently outstanding are "restricted securities" as that term is defined under the Securities Act of 1933. In the event they are not sold in this offering, they will be deregistered; but they may in the future be sold pursuant to a subsequent registration statement or in compliance with Rule 144 under that act. Rule 144 provides, in essence, that a person may sell restricted securities, after holding them for at least one year, in unsolicited brokerage transactions or in transactions with a market maker. See "Market for the Company's Stock", below. Investors should be aware that sales under Rule 144 or pursuant to a registration statement filed under the Act could have a depressive effect on the market price of Jackson Rivers' securities in any market which may develop for such shares.

PENNY STOCK REGULATIONS MAY ADVERSELY AFFECT ABILITY TO SELL SHARES

           Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by such exchange). The rules require a broker-dealer, prior to a transaction in a penny stock not exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in stocks that are subject to the penny stock rules. To the extent our stock is subject to such rules, investors may find it more difficult to sell their shares.


                                    DILUTION

           Our net tangible book value as of October 31, 2001, was $3,557 or approximately $.0003 per share. Net tangible book value represents the company's total tangible assets less total liabilities. In the event all the Shares described herein are sold, net tangible book value would be (without adjustment for transactions subsequent to October 31, 2001 other than sale of the Shares and related costs) $2,383,557 or approximately $.034 per share. This would result in an increase in net tangible book value of $.033 per share for our existing stockholder, and dilution of approximately $.006 per share (15%) for the investors. If only the minimum number were sold, our net tangible book value would be $583,557 or approximately $.023 per share, resulting in dilution of $.017 per share (42%) for investors.


           The following table illustrates this per share dilution:
                                                                           15,000,000          70,000,000
                                                                           SHARES SOLD         SHARES SOLD
                                                                           -----------         -----------
           Public offering price per share                                    $.04                 $.04
           Net tangible book value per share before offering                   .0003                .0003
           Net tangible book value per share after offering                    .023                 .034
           Increase per share attributable to this offering                    .023                 .033
           Dilution to investors                                             $ .017               $ .006


           The following table summarizes the number of Shares purchased by the investors, the consideration paid and the average price per share paid by Jackson Rivers' existing stockholders as of October 31, 2001, and by the investors purchasing Shares in this offering (before deducting any underwriting discounts, commissions, or offering expenses):


                                      SHARES PURCHASED                TOTAL CONSIDERATION
                                 ---------------------------        ----------------------     AVERAGE PRICE
                                  NUMBER            PERCENT         AMOUNT         PERCENT       PER SHARE
                                  ------            -------         ------         -------       ---------
     Existing stockholders      10,000,000                          $15,000                       $.0015
     Investors (minimum)        15,000,000           60.0%         $600,000         97.6%         $.04
     Investors (maximum)        70,000,000          100.0%       $2,800,000         99.6%         $.04

                                 USE OF PROCEEDS

           Of the 70,000,000 Shares being sold pursuant to this offering, 10,000,000 are being sold by the selling stockholder. Jackson Rivers will have no interest in the $400,000 received on account of the selling stockholder's shares, all of which will be paid directly to him.

           If all 60,000,000 Shares being offered by the company are sold, the gross proceeds to the company will be $2,400,000; if only the minimum number of Shares (15,000,000) are sold, the gross proceeds of the offering will be $600,000. The purpose of the company's offering is to raise funds with which to commence business as a consumer credit company specializing in loans for funeral and related expenses.

           As described elsewhere in this prospectus, all proceeds will be held in an escrow account until the minimum number of Shares are sold. After the minimum number of shares are sold, the net proceeds of the offering will be released to the company. Such funds will be used first to pay or reimburse manage ment for the expenses of the offering, including legal and accounting fees, filing fees, the escrow agent's fee, and printing. Such costs, which are expected to amount to approximately $20,000, will be advanced by the company's president, Don Paradiso, who will be repaid, without interest, at such time as the minimum number of shares are sold. Mr. Paradiso, has agreed to advance such additional funds as may be required for the offering, which funds will also be repaid when and only if the minimum number of shares are sold.

           After paying the expenses of the offering, we intend to apply the remaining proceeds to working capital, and any proceeds from sales of Shares after the minimum number have been sold will be deposited directly in Jackson Rivers' account. Working capital will be used primarily for marketing and the making of loans as described above, but a portion of such funds will be required for salaries, rent, and other operating expenses.

           The following table indicates our present intentions with respect to use of funds received by Jackson Rivers incident to this offering:
                                                   15,000,000       60,000,000
                                                   SHARES SOLD     SHARES SOLD
                                                   -----------     -----------
           Legal and escrow fees                   $   12,000     $     12,000
           Registration and licensing fees              2,000            2,000
           Accounting fees                              3,000            3,000
           Office equipment                             5,000            5,000
           Printing, forms, etc.                        5,000           10,000
           Employee compensation                      100,000          250,000
           For loans to customers                     473,000        2,118,000
                                                      -------      -----------
                                                    $ 600,000       $2,400,000


           We believe that there will be sufficient funds available to achieve our objectives, but there can be no assurance that additional monies will not be required, nor can there be any assurance that, if required, such funds will be available on acceptable terms.
           Proceeds of the offering not immediately utilized will be invested in one or more money market funds or other short-term, interest-bearing securities.
           The foregoing are estimates only; actual expenditures of the proceeds of the offering will be based on the business judgment of our board of directors. Actual expenditures may vary from these estimates depending on, among other things, the need for additional personnel and the amount of salaries required for such purpose, the number of states in which we determine to apply for licenses and open offices, the number and size of offices we may determine are necessary and the amount of rent we may be required to pay, and numerous other factors.


                          SUMMARY FINANCIAL INFORMATION

           The following is a summary of Jackson Rivers' consolidated financial information and is qualified in its entirety by the audited financial statements appearing herein.



                                                                                 AS ADJUSTED(1)
                                                                                 --------------
Balance Sheet Data                                OCTOBER 31, 2001         MINIMUM           MAXIMUM
                                                  ----------------         -------           -------
           Total assets                           $    3,557            $ 583,557(2)       $2,383,557(2)
           Total liabilities                      $      -0-            $   -0-            $         -0-
           Stockholders' equity                   $    3,557            $ 583,557(2)       $2,383,557(2)
           Shares outstanding                     10,000,000             25,000,000         70,000,000


                                                  FROM INCEPTION
Income (Loss) Data:                               TO OCTOBER 31, 2001
                                                  -------------------
           Total revenues                         $     -0-
           Total expenditures                     $   11,443
           Net loss                               $   11,443

           ----------
           (1)    Based on the company's assets as of October 31, 2001,
                  adjusted for sale of the Shares being offered by the
                  company.
           (2)    Net of $20,000 of estimated offering expenses.

MANAGEMENT'S PLAN OF OPERATION

           This prospectus contains forward-looking statements within the meaning of Federal securities law. Such statements include any statement other than a recitation of historical fact, including statements introduced by words such as "may," "expect," anticipate," "estimate," "believe," "intend," "seek," or similar words, and may address expected results of operations or financial condition, or other "forward-looking" information. Such statements are based on our expectations, but in considering such statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are numerous factors such as general economic conditions, changes in interest rates, and competition that could cause actual results to differ materially from such statements.

           If the minimum number of shares are sold in this offering, we will have approximately $580,000 with which to pay salaries, commence marketing, and make loans. Our initial efforts will focus on marketing loans through smaller, independently owned funeral homes in Florida. We will commence marketing as soon as the minimum number of shares are subscribed for.
           As of the date of this prospectus, Jackson Rivers has no significant cash resources, and we have not engaged in any business activities which provide cash flow. When the company has sold the minimum number of shares (15,000,000), such proceeds and any interest earned in the escrow account will be released to the company. The proceeds from subsequent sales of the shares offered by the company will be deposited directly in Jackson Rivers' account. Jackson Rivers will have no interest in the proceeds from sale of shares, if any, by the selling stockholder.
           The costs of preparing this registration statement and obtaining a license in Florida will be paid with funds advanced by the company's president, Mr. Paradiso. Mr. Paradiso will be reimbursed out of the proceeds of the offering after the minimum number of shares have been sold. The cost of preparing and filing the company's registration statement is expected to cost in the neighborhood of $20,000. Mr. Paradiso has agreed to advance such additional funds as may be required for the offering, with all such funds being repaid when and only if the minimum number of shares are sold.
           Until such time as Jackson Rivers has $1,000,000 of monies on loan or available for lending, Mr. Paradiso has agreed to provide an office, office equipment, and management without cost to the company. Until that time, no salary or expenses incurred on behalf of the company by Mr. Paradiso will be paid or accrued (except for offering expenses advanced by him). After the company has $1,000,000 in working capital on hand for lending activities, Mr. Paradiso will commence receiving a salary at the rate of

$96,000 per year for the balance of 2002 and $156,000 commencing in 2003 or such later time as Jackson Rivers has $2,000,000 in working capital on hand for lending activities. At such time as the company has $1,000,000 on loan, the company will also commence paying rent at prevailing market rates and other office expenses. Rent will depend on the amount of space required, but it is anticipated that approximately 1,300 square feet will be required, for which we can expect to pay approximately $11 per square foot at prevailing 2001 rates in West Palm Beach.
           As soon as the minimum number of shares have been subscribed for, we will seek to employ additional employees for marketing, bookkeeping, and clerical functions. If only the minimum number of shares are sold, we estimate hiring two employees (a clerk and a manager); if all the shares offered by Jackson Rivers were sold, we would employ a vice president and several additional employees, and expand operations into several additional states. The bulk of such funds, however, would be used for additional loans.

           Assuming only the minimum number of shares are sold, it is anticipated that first year expenses will include $100,000 for salaries (about one-third for the clerk and two-thirds for the manager). After repaying Mr. Paradiso the $20,000 and any other monies advanced by him for the offering, and setting aside monies for first year salaries and other expenses, we expect to have approximately $473,000 with which to make loans. We intend to charge the maximum interest permitted by Florida law (see "Government Regulation"), so that, fully loaned out, our loans should generate approximately $113,000 of interest (assuming loans average $5,000 each, with an average interest rate of 24%). Actual returns may be less on account of delinquencies; we do not have the experience on which to base an estimate, but because such loans will be secured, we do not expect bad debt to exceed 1%. Management believes it can operate on this cash flow for the immediate future, but unless revenues exceed expenses, which is not projected unless more than the minimum number of shares are sold, the company would not have sufficient revenues to fund growth in which event any growth would be dependent on additional financing. There can be no assurance such financing would be available on acceptable terms. (Since salaries etc. are being paid out of the proceeds of the offering, at least a part of these revenues can be added to working capital for loans, increasing interest income in the second year.)

           It is not expected that we will require any equipment other than normal office equipment (including a PC computer), for which we have budgeted $5,000. We will also require forms and printing, for which we have budgeted $5,000-$10,000. We do not initially intend to advertise, but may in the future place advertisements in industry publications and other print media.
           Except for the monies anticipated from this offering, we do not have any funds or capital resources, nor do we have any commitments for loans or lines of credit. Mr. Paradiso has agreed to advance such funds as may be required for the offering, which monies will be repaid without interest if the minimum number of shares are sold.
           We believe that the $580,000 net proceeds anticipated from sale of the minimum number of shares will be sufficient to inaugurate our business plan, but there can be no assurance that additional monies will not be required, nor can there be any assurance that, if they are required, such finds will be available. Jackson Rivers' financial capacity will be limited, which will limit the number of loans it can make as well as its geographic expansion.

           To the extend we sell more than the minimum number of shares, we will have additional funds with which to fund loans. Over the ensuing year, as funds might permit, we would anticipate employing additional personnel (an additional officer, one or two additional bookkeepers, and an additional salesman). We will also seek to establish operations in one or more additional states. In the event we are unable to place all such funds in loans, unloaned funds will be invested in one or more money market funds or other short-term, interest-bearing securities, which are not expected to provide the same returns as the loans contemplated by Jackson Rivers.

           We believe our program will become operational within two months of release of funds from escrow.

                         OUR COMPANY'S PROPOSED BUSINESS

GENERAL
           The Jackson Rivers Company has been organized to provide short-term (30 to 90 day) loans to consumers wishing to finance funeral arrangements for their deceased loved ones, while payment of benefits from insurance companies on the lives of the deceased are pending. Loans will be made for financing funerals, flowers, caskets, and grave markers. We plan to market our program through smaller, family-owned, independently operated funeral homes, many of whom want to up-sell consumers on funeral arrangements and memorial property, but are unable to do so because of their limited financing capabilities. We will also expand into related types of financing discussed below.

           Typically it takes 30 to 90 days for insurance companies to pay off on a life insurance policy. We intend to make loans for such limited periods . At least initially, all loans will be 100% secured by a fully paid-up, effective life insurance policy on the life of an individual who has already died. Jackson Rivers will own an assignment of rights to the proceeds of a life insurance policy on a person who has already died before it lends.
           It is anticipated that loans will range from $1,000 to $15,000, for periods of one to three months. Under the license we intend to obtain in Florida, interest will be limited to 30% per year on the first $2,000 of any loan, 24% per year on the amount between $2,000 and $3,000, and 18% on any amount between $3,000 and $25,000. The effective rate on a $5,000 loan, for example, would be 24%, or 2% per month. We will not be permitted to make loans of more than $25,000 in Florida. By limiting our activity to short-term loans bearing relatively high interest, secured by insurance policy proceeds, we believe we can achieve a good return on our loan portfolio.
           In the future, we may make loans for death related expenses without regard to insurance, such as for pre-need funeral arrangements. In addition, we may in the future make direct loans to consumers who are referred by participating funeral directors, who wish to finance funeral arrangements for their loved ones where no life insurance exists.
           The Jackson Rivers Company was incorporated in Florida in May 2001. Our executive office is located at 4045 Bahia Isle Circle, Wellington, Florida 33467. The telephone number is (561) 373-4664. We also maintain an office and potential lending operations center in West Palm Beach, Florida (see "Our Company's Proposed Business-Offices and Other Facilities"). We are a development stage company and do not presently have any substantial assets or operating business. To date our activities have been limited to organization, business planning, and registration of the company's Shares. We have not yet made any loans, nor even begun to market loans.

MARKETING
           We will seek to market our loans through family owned, smaller, independently operated funeral homes. We believe many such homes will be interested in our program, inasmuch as access to financing will permit them to up-sell consumers on funeral arrangements and memorial property who are unable to do so because of their limited financing capabilities. We will provide participating funeral homes with a lending package, so that we can receive applications by fax, confirm coverage, accept assignment of the insurance proceeds, confirm the assignment with the insurance company, and fund the loan within 24 to 48 hours.
           It is anticipated that our loan program will be marketed to funeral homes by our officers and employees. We believe our loan program will allow participating funeral directors to up-sell consumers without fear of losing the sale because of a shortage of available funds or because of "sticker-shock" over the final price of the arrangements. We may also utilize agents to market our loans or enlist funeral homes, in which event we will be obliged to pay fees or commissions with respect to new accounts.
           We do not presently intend to pay commissions to funeral homes in connection with their placement of Jackson Rivers' loans.
           In the future, we may establish a website with a view to making loans directly to consumers for death related costs.
           Until our operations are sufficiently established, we will focus our marketing in Florida, where we are applying for our first license. As our resources permit, we will then apply for licenses and expand marketing to other jurisdictions, such as California. In addition to our offices in Florida, we have access to a marketing office in Burbank, California, a suburb of Los Angeles. We have not yet conducted any marketing studies in other jurisdictions, however, nor have we examined the licensing and lending requirements in other jurisdictions.

           While we have had preliminary discussions with representatives of a handful of funeral homes in Florida who have indicated interest in learning more about our loan program, there are no present proposals, arrangements, or understandings regarding participation by such homes.

LOANS SECURED BY INSURANCE POLICIES
           It is anticipated that our loans will initially range from $1,000 to $15,000. The amount will be dictated by the cost of the desired funeral arrangements and the amount of benefits which the customer is entitled to receive from his or her insurance. Under the license we have applied for in Florida, loans will be limited to $25,000.
           At least initially, we will lend only after a claim has been submitted to an insurance carrier and an assignment of benefits has been executed by the customer and acknowledged by the carrier. We will not process insurance claims. With respect to loans secured by an insurance policy, we will not make an independent credit check of the borrower.
           Loans will be required to be repaid out of the proceeds of an insurance policy which management believes would be forthcoming within 30 to 90 days.
           While all loans will initially be secured by a policy on a person who is already deceased, it should be noted that insurance companies sometimes erroneously pay the insured directly, in which event Jackson Rivers would be obliged to seek payment from the customer. An assignment, even if acknowledged by the insurance company, does not create a right of action against the insurer in the event of erroneous payment. Collection direct from customers could involve litigation expense and bad debt losses.
           For the foreseeable future, Registrant's insurance assignments will be processed and filed with the borrower's insurance companies by the Registrant's mid level employees to be hired. In the event any follow up is required by Mr. Paradiso, he has agreed to provide such services as part of his duties as a corporate officer without additional compensation, rather than as corporate attorney. No fees are required to be paid, either to attorneys or to insurance companies in connection with such assignments.

UNSECURED AND OTHER LOANS
           At such time as we commence lending without the security of an assignment of insurance proceeds, we will make a limited credit check consistent with the amount of the loan applied for. Such credit checks will normally be made through third-party bureaus, and will constitute an additional expense.
           The approval of loans will be undertaken by or under the supervision of Mr. Paradiso, and by the officers of Jackson Rivers.
           In the future, we may also make loans to funeral homes. In analyzing loans to funeral homes, we will consider such matters as the home's reputation and financial and managerial resources; its assets and other financial aspects; its history of operations, if any; and prospects for the future; the nature of present and expected competition; the quality and experience of management; and the potential for growth or expansion. In addition, we will consider factors deemed to indicate risk or a negative influence on the business; the potential for profit; the perceived public recognition or acceptance; and other relevant factors. We will meet personally with the home's management and key personnel as part of our investigation. We will endeavor to evaluate all the risks incident to a particular business and its industry, but there can be no assurance that the business which we acquire or with which we merge will be successful, or that we will successfully identify and evaluate every eventuality.

LEVERAGE
           Should the market for our loans exceed our resources, we intend to use monies borrowed from banks and others. Such financing could take the form of lines of credit, term loans, or the issuance of debt securities. While the use of borrowed funds could expand the number and amount of loans which we could make, borrowed funds entail additional costs, including interest, and additional risks. We have not yet made any arrangements for a line of credit or other funding.

COMPETITION
           At present, we are aware of one other company, Boca Insurance Lenders, which specializes in loans to consumers for funeral arrangements in Florida. We will be competing directly with that company; we will also be competing with numerous other companies engaged in consumer lending, including banks, credit unions, and consumer finance companies. In addition, large chain funeral homes often finance their own sales. Many if not most of such entities are established companies with substantial resources and experience. No assurance can be given that we will be able to compete successfully with these entities.

REGULATION
           The business in which we propose to engage is in the nature of a consumer loan business, a business which is subject to regulation by virtue of consumer credit protection laws. Such laws include the federal Truth in Lending Act and the Equal Credit Opportunity Act, and numerous state laws regulating consumer credit companies and providing consumer credit protection.
           In Florida, a company such as ours is required to be licensed as a Consumer Finance Company. Such a license will permit us to solicit, make, and collect on loans to consumers in Florida in amounts not exceeding $25,000. The interest that may be charged by a Consumer Finance Company is limited by the Florida Consumer Finance Act. Under that act, interest is limited to simple interest at a rate of 30% per year on the first $2,000 of the loan, 24% on that part of the loan between $2,000 and $3,000, and 18% on any part of the loan exceeding $3,000 up to $25,000. The Florida Consumer Finance Act also permits certain loan origination fees and late fees which can enhance the rate of return.
           To qualify for a license, one must have liquid assets of at least $25,000, and be able to show good character and lack of any criminal record. Subject to raising the necessary $25,000 of liquid assets, we do not know of any circumstances which would be grounds for denial of a license under the Florida Consumer Finance Act. As a Consumer Finance Company, we would not be permitted to make loans secured by mortgages on real estate.
           We will initially apply for a license in Florida, where we will focus our marketing until our operations are established. A separate license is required for each place of business. As our resources permit, we will examine the licensing requirements of California and other jurisdictions, and apply one by one in such states as would permit implementation of our business plan. Most states limit the interest which may charged by consumer credit companies.
           As presently constituted, we do not believe Florida's regulations will have a materially adverse impact on our business. The restrictions imposed by Florida law may change in the future, and the restrictions in other states may differ.

EMPLOYEES
           We do not presently have any employees. At such time as the minimum number of Shares have been subscribed for, Don Paradiso, the company's president, will commence service full time . Until then he is engaged in other business activities, and will devote only a small amount of time to Jackson Rivers.

OFFICES AND OTHER FACILITIES
           Our offices are presently co-located in a suite in West Palm Beach, Florida, which is provided without cost as an accommodation by Mr. Paradiso. Until such time as Jackson Rivers has $1,000,000 of monies on loan or available for lending, Mr. Paradiso has agreed to provide an office, office equipment, and management without cost to the company. At such time as the company has $1,000,000 on loan, the company will commence paying rent at prevailing market rates and other office expenses. Rent will depend on the amount of space required, but it is anticipated that approximately 1,300 square feet will be required, for which we can expect to pay approximately $11 per square foot at prevailing 2001 rates in West Palm Beach.

                                  THE OFFERING

           By this prospectus, we are offering 70,000,000 Shares of Jackson Rivers' common stock at $.04 per Share. 60,000,000 of such Shares are being offered by the company; if all such Shares are sold, 10,000,000 Shares will be offered by Don Paradiso, the selling stockholder. The minimum investment which will be accepted from any one investor is $5,000. If we do not sell 15,000,000 shares within 120 days from the date of this prospectus, we will cancel the offering and all funds will be returned to the investors, without deduction. In our discretion, we may extend the offering for an additional 120 days.

PLAN OF DISTRIBUTION
           The Shares are being sold directly by the company through its president, Mr. Paradiso, and its vice president, Mr. Jellum. Messrs. Paradiso and Jellum will distribute prospectuses to acquaintances, friends, and business associates. We estimate approximately 200 to 400 prospectuses will be distributed in such a manner. We have not retained the services of a broker-dealer, and do not expect to pay compen sation to any person in connection with the offer and sale of the Shares. None of the company's officers or directors are associated with a broker-dealer, and will not be compensated for their services, except insofar as they receive a regular salary after the minimum number of Shares have been subscribed for.
           Our company's officers and directors have no plans to purchase shares in this offering (Mr. Paradiso's shares are part of this offering).

           SUBSCRIPTIONS WILL NOT BE ACCEPTED FROM RESIDENTS OF STATES IN WHICH SECURITIES MAY NOT BE SOLD BY OFFICERS OF THE ISSUER WITHOUT REGISTRATION AS AN AGENT OR BROKER-DEALER.
           No commissions or fees of any kind will be paid for introducing the company to investors.

HOW TO SUBSCRIBE
           If you wish to invest in The Jackson Rivers Company, Inc., you should fill out a Subscription Agreement in the form attached to this Prospectus (Appendix A) and send it with a check or money order payable to "BANK OF AMERICA PRIVATE BANK (FLORIDA), FBO THE JACKSON RIVERS COMPANY" to:

                     BANK OF AMERICA PRIVATE BANK (FLORIDA),
                  396 ROYAL PALM WAY, PALM BEACH, FLORIDA 33467
                           ATTN: Mr. William E. Lewis

(Please send a copy to The Jackson Rivers Company, Inc., 4045 Bahia Isle Circle, Wellington, FL 33467, attn: Mr. Paradiso).

           If you have any questions, please call Mr. Paradiso at (561)
373-4664.

DEPOSIT OF OFFERING PROCEEDS IN ESCROW
           All proceeds received from this offering will be placed in an escrow account until the minimum number of Shares (15,000,000) have been subscribed for. No certificates for Shares will be issued until the minimum number of shares have been subscribed for, at which time the proceeds will be released to Jackson Rivers and certificates for the Shares issued. Thereafter, all subscription monies will be deposited directly in the company's account. The escrow agent is Bank of America Private Bank

(Florida), Palm Beach, Florida. Bank of America Private Bank is obliged to maintain such funds in a segregated, interest bearing account.
           If the minimum number of Shares are not subscribed for within 120 days of the date of this prospectus (240 days if the offering is extended), all funds will be returned to the subscribers together with their share of any interest earned on such funds.
           Certificates for Shares subscribed for in this offering will not be issued until the minimum number of Shares have been subscribed for and the proceeds released from escrow. Until issued, no investor will have the right to vote any of the Shares subscribed for, and such Shares may not be sold or otherwise transferred.
           The escrowed funds will not be used for loans or for any other corporate purpose, nor will we borrow funds using the escrowed funds as security. Once the escrowed funds are released, Jackson Rivers may lend or borrow funds and use the proceeds for such purposes as management deems appropriate consistent with this prospectus.

                                 CAPITALIZATION

           The following table sets forth the capitalization of the company as of October 31, 2001, and as adjusted to give effect to the sale of Shares offered by the company.

                                                                               AS ADJUSTED FOR SALE OF
                                            OCTOBER 31, 2001               ------------------------------
                                                  ACTUAL               15,000,000 SHARES          70,000,000 SHARES
                                              --------------           -----------------          -----------------


  Stockholders' equity
    Common stock, $.001 par value;
    authorized 100,000,000 shares;
    10,000,000 issued and outstanding             $ 10,000              $   25,000                  $    70,000

   Additional paid-in capital                     $  5,000              $  590,000                  $ 2,345,000
   (Deficit) accumulated during the
      development stage                           $(11,443)             $  (31,443)(1)              $   (31,443)(1)
 Total stockholders' equity                       $  3,557              $  583,557 (1)              $ 2,383,557(1)


      (1)  After deduction of estimated $20,000 in offering expenses, advanced by Mr. Paradiso to be reimbursed out of the proceeds of this offering.


                                   MANAGEMENT

OFFICERS AND DIRECTORS

           Jackson Rivers' officers and sole director are as follows:

         NAME             AGE               POSITION
         ----             ---               --------
    Don Paradiso          44      President, Treasurer and Secretary , Director
    William Gary Jellum   52      Vice President

           Don Paradiso has been our president and a director since the company's inception, and may be considered its founder or "promoter". Mr. Paradiso also serves as president of Royal Casket Distribution Corporation, which he founded in February 2001. In addition to his other activities, he is a practicing attorney in West Palm Beach, where he has specialized in commercial litigation, lending and workouts, and securities law issues, as well as mergers, acquisitions, and corporate governance matters since 1994. He is a member of the bar of New York, as well as Florida. From 1992 until 1994, Mr. Paradiso served as Counsel to the National Workers Compensation Insurance Assigned Risk Pools in Boca Raton, Florida. From 1989 until 1992, Mr. Paradiso was General Counsel of Globe Security Systems, a security guard company based in Boca Raton, Florida which operated nationwide. From 1987 until 1989, Mr. Paradiso served as Regional Counsel for Commercial Litigation for Xerox Corporation in Stamford, Connecticut. From 1982 until 1987, he served as a Special Assistant United States Attorney for the Eastern District of New York in Brooklyn, New York. In this capacity, he litigated civil cases involving loans by various governmental agencies including the U.S. Small Business Administration and the Economic Development Agency, and tax claims for the Internal Revenue Service. In 1994, he founded the law firm of Don A. Paradiso, P .A. He is counsel to several corporations which trade on the NASDAQ stock exchange. Mr. Paradiso has a Bachelor of Arts degree in Political Science from Wake Forest University in Winston-Salem, North Carolina, and a Juris Doctor degree from Pepperdine University in Malibu, California. Mr. Paradiso has filed for personal bankruptcy from which he was discharged in 1995.

           William Gary Jellum has been a vice president of the company since June, 2001. Mr. Jellum is a human resources and employment consultant, and has operated independently since 1991. From 1989 until 1991, he served as Director of Human Resources at Globe Security Systems in Boca Raton, Florida. Mr. Jellum is a former Secretary of the Deerfield Beach, Florida, Chamber of Commerce, and is active in a variety of organizations in his field of expertise. Mr. Jellum received an A.B. degree from Brock University in 1971 and an M.A. degree in Labor Relations from Humber College. Mr. Jellum has filed for personal bankruptcy from which he was discharged in 1996. He attended one year of law school at Carleton University in Ottawa.
           Neither Mr. Paradiso nor Mr. Jellum has been involved in any bankruptcy petition filed by or against any business or which he was a general partner or executive officer at the time of the bankruptcy or within two years prior, nor has either Mr. Paradiso or Mr. Jellum been convicted of any offense (not including minor traffic violations) and neither is presently the subject of any pending criminal proceeding. Neither such person has been the subject of any court order, judgment , or decree enjoining or otherwise limiting his involvement in any type of business, securities, or banking activities, and neither has been found by any court in any civil action, by the Securities and Exchange Commission, or by the Commodities Futures Trading Commission to have violated any fedearal or state securities or commodities law.
           Neither our president, Don Paradiso, nor any other affiliate of the company has organized a credit company in the past, nor has any member of management any experience in the funeral industry.
           Mr. Paradiso intends to devote between five and 20 hours a month to Jackson Rivers' affairs until such time as it becomes operational, at which time he intends to devote full time to the company.

ELECTION OF ADDITIONAL DIRECTORS
           It is Mr. Paradiso's intention to call a meeting of stockholders as soon as the minimum number of Shares have been subscribed for and issued. At that meeting, the number of directors will be increased to three, and stockholders (including purchasers of Shares in this offering) will have the opportunity to elect a new board. Except for Mr. Paradiso, no nominees for such directorships have yet been identified. Mr. Paradiso reserves the right to increase the number of directors constituting the board and appoint nom inees before such meeting, but all such appointments will be subject to reelection at the stockholders' meeting described above.

CONFLICTS OF INTEREST
           No member of management is currently affiliated or associated with any other consumer credit company. However, management may become involved with the promotion of other companies in the future. Investors in this company would not have any interest in such other companies. A potential conflict of interest may occur in allocating time and professional effort between this company and such other companies. As a matter of company policy, no officer or director may invest in any business in direct competition with the company, and present management has so agreed.

COMPENSATION
           No officer or director of the company has received any cash remuneration to date . Until such time as Jackson Rivers has $1,000,000 of monies on loan or available for lending, Mr. Paradiso has agreed to provide an office, office equipment, and management without cost to the company, and until that time, no salary or expenses incurred on behalf of the company by Mr. Paradiso will be paid or accrued (except for offering expenses advanced by him). After the company has $1,000,000 in working capital on hand for lending activities, Mr. Paradiso will commence receiving a salary at the rate of $96,000 per year for the balance of 2002 and $156,000 commencing in 2003 or such later time as Jackson Rivers has $2,000,000 in working capital on hand for lending activities. There is no agreement with Mr. Jellum at the present time.
           No remuneration of any nature has been paid or accrued on account of services rendered by a director in such capacity.

MANAGEMENT CONTROL
           The company's president, Don Paradiso, owns all of Jackson Rivers' presently outstanding stock, and unless some of his Shares are sold after all the Shares offered by the company are sold, he will continue to own 40% of the company's stock .

INDEMNIFICATION OF MANAGEMENT
           Section 607.0850 of the Florida Business Corporation Law provides for indemnification of the officers, directors, employees, and agents of the company. Complete disclosure of this statute is provided in Part II of the registration statement of which this is a part.
           Under Article V of Jackson Rivers' bylaws, the company will indemnify and hold harmless, to the fullest extent authorized by the Florida Business Corporation Law, any director, officer, agent or employee of the company, against all expense, liability and loss reasonably incurred or suffering by such person in connection with the company.
           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is unenforceable.


                          TRANSACTIONS WITH AFFILIATES

           The following reflects certain transactions with management which have occurred or which may occur in the future.

INITIAL STOCK TRANSACTIONS
           Incident to Jackson Rivers' organization and initial financing, 10,000,000 shares of common stock were issued to Don Paradiso, our company's president and organizer, for $15,000 ($.0015 per share). At the time of such issuance, Jackson Rivers had no other stockholders.

LOANS BY MANAGEMENT
           In connection with the offering, we will incur certain expenses, including legal and accounting fees, printing fees, and state and federal filing fees, estimated at $20,000. $10,000 of these expenses have been paid from the company's treasury with funds advanced by Don Paradiso, the company's president, and he has agreed to lend such other monies as may be required for the offering. Such loans will be repayable, without interest, at such time as the minimum number of Shares have been subscribed for and the escrowed funds have been released.

LEGAL REPRESENTATION
           Mr. Paradiso may from time to time render legal services to Jackson Rivers, for which he may be paid in addition to his regular salary. He provided the legal opinion with respect to the validity of the Shares to be sold pursuant to this offering, including the Shares which may be offered by him as selling stockholder.

NO FINDERS' COMMISSIONS FOR MANAGEMENT
           We will not pay commissions to officers or directors of The company in connection with this offering.


                        PRINCIPAL AND SELLING STOCKHOLDER

           The following table sets forth certain information regarding the beneficial ownership of Jackson Rivers' common stock as of the date of this prospectus, and as adjusted to reflect the sale of the Shares offered hereby. The table includes each person who is known by the company to own beneficially more than 5% of The company's outstanding common stock; and each of the company's officers and directors, as well as shares owned by all directors and officers of the company as a group. A person is deemed to "beneficially own" shares if he or she, directly or indirectly, through any contract, arrangement, under standing, relationship or otherwise, (a) has or shares the right to vote or direct the voting of any security, (b) has or shares the power to dispose or direct the disposition of such security, or (c) creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device for the purpose or with the effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership. More than one person may be considered to beneficially own the same shares.


                                                                              PERCENT OF CLASS OWNED
                                                                                  AFTER OFFERING
        NAME/ADDRESS                     SHARES OF                          -------------------------
         BENEFICIAL                    COMMON STOCK        SHARES TO      BEFORE       MIN.        MAX.
          OWNER                      BENEFICIALLY OWNED     BE SOLD(1)    OFFERING    SOLD    (1)  SOLD
         -------                     ------------------     -------       --------    ----         ----
  Don A. Paradiso(2)                   10,000,000         10,000,000        100%       40%           0%
  Washington Mutual Bank Tower
  (Ste. 314)
  2401 East Atlantic Boulevard
  Pompano Beach, FL 33062

  All Officers and Directors
                     (1 person)        10,000,000         10,000,000        100%       40%           0%

----------
     (1)   Mr. Paradiso's shares will be offered only after the 60,000,000
           Shares being sold by the company have been fully subscribed for. If the 60,000,000 Shares being offered by the company are not sold, none of Mr. Paradiso's Shares will be sold, in which event he would continue to own 14% of Jackson Rivers' outstanding stock (assuming all the Shares being offered by the company are sold).
     (2)   Mr. Paradiso is Jackson Rivers' founder and promoter.


                            DESCRIPTION OF SECURITIES

COMMON STOCK
           Jackson Rivers is authorized to issue 100,000,000 shares of common stock, $.001 par value per share. 10,000,000 shares have been issued and are outstanding as of the date of this prospectus. Each outstanding share is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of such shares.
           Each share of Jackson Rivers' common stock is entitled to share equally in dividends, if and when they should be declared by the Board of Directors of the company from funds legally available for such purpose. Each share is also entitled to share equally in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the company. Stockholders do not have preemptive, subscription, or conversion rights, nor are there any redemption or sinking fund provisions applicable to the shares.
           All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. No personal liability for obligations of the company will attach to investors solely on account of their ownership of Jackson Rivers' shares.
           Each share of Jackson Rivers' common stock entitles the holder to one vote on all matters on which stockholders may vote. Holders of the company's common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of the directors if they so choose. In that event, the holders of the remaining shares would not be able to elect any directors.
           The company's charter does not provide for preferred stock or any other class of securities.

NO OPTIONS OR WARRANTS
           There are not presently outstanding any options or warrants to purchase, or securities convertible into, common or preferred stock of Jackson Rivers.

FUTURE FINANCING
           In the event the market for Jackson Rivers' loans exceeds its resources, we may seek additional financing. We presently believe that the proceeds from sale of the minimum number of Shares will be sufficient to inaugurate operations, but if less than all the Shares are sold, Jackson Rivers may issue additional securities, incur debt, or procure other types of financing to augment its working capital. Jackson Rivers has not entered into any agreements, plans or proposals for such financing, and there can be no assurance that it would be successful in finding financing on terms acceptable to the company.

REPORTS TO STOCKHOLDERS
           We intend to furnish our stockholders, after the close of each fiscal year, an annual report relating to the operations of the company and containing audited financial statements examined and reported upon by a independent certified public accountants. Jackson Rivers' fiscal year ends on December 31.

DIVIDENDS
           We have not paid any dividends and do not have any present plans for the payment of dividends. For the foreseeable future, it is anticipated that earnings will be used for the company's growth, and will not be distributed as dividends. There can be no assurance that Jackson Rivers will ever declare dividends.

STOCK REGISTRATION AND TRANSFER
           Jackson Rivers will register and transfer its own stock until such time as the number of stockholders makes such activity burdensome, but we reserve the right to appoint a registrar and transfer agent at any time.

                     MARKET FOR THE COMPANY'S COMMON STOCK

           There is no trading market for the company's stock, and none can develop until after sale of the minimum number of Shares and the Shares are released from escrow. There is currently only one holder of the company's outstanding common stock, and such stockholder will continue to own more than 50% of the outstanding shares upon completion of the offering. There can be no assurance that an active trading market will develop for the Shares after their release from escrow. We have a verbal under standing with one broker-dealer to act as a market maker for the company's stock, but two are required before the company can be carried on NASDAQ's Bulletin Board quotation service. We do not plan to talk with other broker dealers until after the minimum number of Shares have been subscribed for or seems probable.

SALES OF SHARES PURSUANT TO RULE 144
           The 10,000,000 shares of Jackson Rivers' common stock presently outstanding are "restricted securities" as that term is defined under the Securities Act of 1933. In the event they are not sold in this offering, they will be deregistered; but they may in the future be sold pursuant to a subsequent registration statement or in compliance with Rule 144 under that act. Rule 144 provides, in essence, that a person may sell restricted securities, after holding them for at least one year, in unsolicited brokerage transactions or in transactions with a market maker. See "Market for the Comany's Stock", below. The amount sold, including shares sold during the preceding three months, may not exceed the greater of (i) 1% of the company' outstanding common stock and (ii) the average weekly volume traded during the preceding four calendar weeks. Adequate public information must be available with respect to the issuer in order to qualify; such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 and Rule 15c2-11 thereunder. Sales of unrestricted shares by affiliates of the company are also subject to such limitation on the number of shares that may be sold. Persons who are not affiliates and have not been affiliates in the preceding three months are permitted by Rule 144(k) to sell restricted securities after two years. Investors should be aware that sales under Rule 144 or pursuant to a registration statement filed under the Act could have a depressive effect on the market price of Jackson Rivers' securities in any market which may develop for such shares.
           The 10,000,000 shares of common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act of 1933, and may be sold only in conformance with the provisions of Rule 144 under such Act or upon registration of such securities.

                                   LITIGATION

           The company is not presently a party to any lawsuits or other legal actions, nor to the knowledge of management are any such actions threatened against Jackson Rivers.

                                 LEGAL OPINIONS

           Don A. Paradiso. P.A., Pompano Beach, Florida, has rendered an opinion that the Shares will be validly issued when issued in accordance with the description in this prospectus.

                                     EXPERTS

           The financial statements included in this prospectus have been examined by Michaelson & Co., P.A., independent certified public accountants in West Palm Beach, Florida, as stated in its opinion given upon the authority of that company as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

           We have filed a registration statement with the Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933 with respect to the Shares being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, and descriptions of any contract or other document filed as an exhibit to the registration statement is qualified by reference to the contract or document as filed. The registration statement and related exhibits may be inspected at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Reports filed under the Securities Exchange Act of 1934 can also be inspected at such reference facility. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.
           We will be subject to the reporting requirements of the Securities Exchange Act, but we are not currently a reporting company. In the event that our obligation to file such reports is suspended under Section 15(d) of the Exchange Act, we will file periodic reports voluntarily.

                           THE JACKSON RIVERS COMPANY
                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS

              From May 8, 2001 (inception) through October 31, 2001




                                TABLE OF CONTENTS


                                                                    PAGE NO.
                                                                    --------
           Independent Auditor's Report                                25

           Balance Sheet                                               26

           Statement of Operations                                     27

           Statement of Stockholder's Equity                           28

           Statement of Cash Flows                                     29

           Notes to Financial Statements                               30

                          INDEPENDENT AUDITOR'S REPORT





To the Board of Directors and Stockholder of The Jackson Rivers Company
West Palm Beach, Florida


We have audited the accompanying balance sheet of The Jackson Rivers Company (a Florida corporation and a development stage company) as of October 31,2001 and the related statement of operations, changes in stockholder's equity, and cash flows for the period from inception, May 8, 2001, through October 31,2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Jackson Rivers Company as of October 31,2001 and the results of its operations and its cash flows for the period from inception, May 8,2001, through October 31,2001, in conformity with accounting principles generally accepted in the United States of America.


                                                  Michaelson & Co., P.A.




West Palm Beach, Florida
December 7, 2001



                           THE JACKSON RIVERS COMPANY
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                       (See Independent Auditor's Report)

                             As of October 31, 2001

                                     ASSETS

CURRENT ASSETS
           Cash                                                      $   3,557
                                                                     ---------

TOTAL ASSETS                                                         $   3,557
                                                                     =========




                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

Accounts Payable                                                     $     -0-



STOCKHOLDER'S EQUITY
           Common stock; par value $.001, 100,000,000 shares
            authorized; 10,000,000 shares issued and outstanding       10,000

           Additional paid in capital                                   5,000

           (Deficit) accumulated during the development stage         (11,443)
                                                                     ---------

                     Total stockholder's equity                         3,557
                                                                     ----------

TOTAL LIABILITIES AND STOCKHOLDERS'
            EQUITY                                                  $   3,557
                                                                    ===========












                See accompanying Summary of Accounting Policies
                       and Notes to Financial Statements

                           THE JACKSON RIVERS COMPANY
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS
      For the Period from May 8, 2001 (Inception) through October 31, 2001

                       (See Independent Auditor's Report)



REVENUE
           Income                                                  $       --


COSTS AND EXPENSES
           Corporate Expense                                                227
           Professional Fees                                              8,800
           SEC Filing Services                                            2,184
           Licenses, Permits and Fees                                       109
           Miscellaneous Expenses                                           123
                                                                   ------------

                     Total Expenses                                      11,443
                                                                   ------------



NET (LOSS)                                                         $    (11,443)
                                                                   ============




(Loss) per share data:


           Basic and Diluted                                       $      (0.00)
                                                                   ============



Weighted average shares outstanding - basic                          10,000,000
                                                                   ============







                 See accompanying Summary of Accounting Policies
                       and Notes to Financial Statements


                           THE JACKSON RIVERS COMPANY
                          (a development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                   For the Period from May 8, 2001 (Inception)
                            through October 31, 2001

                       (See Independent Auditor's Report)



                                                                              (DEFICIT)
                                                                             ACCUMULATED
                                       COMMON STOCK                          DURING THE
                                    --------------------          PAID IN    DEVELOPMENT
                                SHARES              AMOUNT        CAPITAL       STAGE        TOTAL
                                ------              ------        -------    -----------     -----

Balance at May 8, 2001              --           $     --     $     --     $     --      $     --


Issuance of common stock      10,000,000             10,000        5,000         --          15,000
 in exchange for cash
 (June 11, 2001)

Net loss                            --                 --           --        (11,443)      (11,443)
                              ----------         ----------   ----------   ----------    ----------

Balance at October 31, 2001   10,000,000         $   10,000   $    5,000   $  (11,443)   $    3,557
                              ==========         ==========   ==========   ==========    ==========


















                 See accompanying Summary of Accounting Policies
                       and Notes to Financial Statements



                           THE JACKSON RIVERS COMPANY
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
      For the Period from May 8, 2001 (Inception) through October 31, 2001

                       (See Independent Auditor's Report)




CASH FLOW FROM OPERATING ACTIVITIES

Net (loss)                                                           $(11,443)

Adjustments to reconcile net (loss) to net
 cash (used in) operating activities:                                    --
                                                                     --------

NET CASH (USED IN) OPERATING ACTIVITIES                               (11,443)
                                                                     ========


CASH FLOWS FROM FINANCING ACTIVITIES

           Increase in additional paid-in capital                       5,000
           Increase in common stock                                    10,000
                                                                     --------


NET CASH PROVIDED BY FINANCING ACTIVITIES                              15,000
                                                                     --------




NET INCREASE IN CASH                                                    3,557

CASH AT BEGINNING OF PERIOD                                              --
                                                                     --------

CASH AT END OF PERIOD                                                $  3,557
                                                                     ========






                 See accompanying Summary of Accounting Policies
                       and Notes to Financial Statements

                           THE JACKSON RIVERS COMPANY
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
       For the Period from Inception, May 8,2001, Through October 31,2001

                       (See Independent Auditor's Report)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

The Jackson Rivers Company (the Company) is a development stage enterprise, which was incorporated under the laws of the State of Florida in May 2001. The Company's offices are in West Palm Beach, Florida, its only location.

The Jackson Rivers Company does not presently conduct business operations.

METHOD OF ACCOUNTING
--------------------

The company reports the results of its operations using the accrual method of accounting for both financial and income tax purposes. Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.

INCOME TAXES
------------

The Company has no taxable income to date; therefore, no provision for federal or state taxes has been made.

COMPUTATION OF NET LOSS PER SHARE
---------------------------------

In February 1997, the Financial Accounting Standards Board issued SFAS No.128, Earnings Per Share. The Company has reflected the provisions of SFAS No.128 in the accompanying consolidated financial statements for all periods presented. SFAS 128 replaces the presentation of primary Earnings Per Share ("EPS") with a presentation of basic EPS, which excludes dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. The Statement also requires the dual presentation of basic and diluted EPS on the face of the Income Statement for all entities with complex capital structures. During the period presented, the Company did not have complex capital structure.

2.   RESTRICTED STOCK

On June 11, 2001, the sole Shareholder of the Company adopted the following resolution:

Resolved, that 10,000,000 common capital voting shares of the Corporation shall be reserved, for future use in employee stock option plans, or for such other purposes as may be determined from time to time by the Board of Directors of the Corporation.

3.   DEVELOPMENT STAGE OPERATIONS


The Company was formed May 8, 2001. There have not been any operations since inception and the company is in the process of raising capital and financing for its future operations. As of October 31, 2001, the company had one shareholder.

                                                                    APPENDIX A

                             SUBSCRIPTION AGREEMENT
                             ----------------------



SUBSCRIPTION PROCEDURE: Persons who desire to subscribe to the common capital stock of The Jackson Rivers Company may do so by executing this Subscription Agreement, and sending it together with a check for the purchase price to Bank of America Private Bank (Florida), Attn: Mr. William E. Lewis, 396 Royal Palm Way, Palm Beach, Florida 33480 with a copy to The Jackson Rivers Company, Attn:
Don A. Paradiso, 4045 Bahia Isle Circle, Wellington, Florida 33467. Checks should be made payable to "Bank of America Private Bank fbo The Jackson Rivers Company".

                REPRESENTATIONS OF SHAREHOLDER:

1. SUBSCRIPTION

The undersigned subscribes and purchases at the price of $0.04 share the Common shares of The Jackson Rivers Company. THIS SUBSCRIPTION IS SUBJECT TO ACCEPTANCE OR REJECTION BY THE COMPANY IN ITS DISCRETION.


2. SECURITIES LAW -REGISTRATION

The undersigned stipulates that the shares of stock described in this Agreement are being offered and sold by Prospectus and that a copy of the Prospectus has been received by the Subscriber.

3. REPRESENTATIONS

A. The undersigned has received a full copy of the Prospectus dated September 20, 2001 prepared by the Company;

B. The shares of stock described in this Agreement are being purchased by the undersigned for the account of the undersigned or in a fiduciary capacity for a person or entity described in Rule 147 of the United States Securities and Exchange Commission;

C. The undersigned has not relied in executing this Agreement and making the purchase herein described on any representations not contained in the Prospectus for the stock described in this Agreement;

D. The undersigned understands that no state regulatory agency has passed on the merits or fairness of the stock offering described in the Prospectus;

E. The undersigned is capable of bearing the high degree of economic risks and burdens of this venture including, but not limited to, the possibility of complete loss of all contributed capital and the lack of a public market which may make it impossible to readily liquidate the investment whenever desired;

F. The undersigned warrants that the address set forth in this agreement is the true and correct address of the undersigned and the undersigned has no present intention of becoming a resident of any other state jurisdiction;

This is to certify that the undersigned _______, SSN or EIN ___________________ am a bona fide resident of the state designated as its domicile and I hereby agree to purchase ______shares of the common stock of The Jackson Rivers Company at $.04 per share, for the total sum of $_______ .

The Undersigned requests that the shares be issued in the name of the Undersigned and delivered to the undersigned at the address below. The undersigned will hold title to the shares as follows (CIRCLE ONE OF THE FOLLOWING EIGHT CHOICES):

IndividualOwnership                          Community Property

Tenants In Common                            Joint Tenancy

Corporation                                  Partnership

Custodian, Gifts To Minors Act               Trust or Keough Plan

_________________________________            _______________________
Signature of Subscriber                      Date



_________________________________            _______________________
Signature of Subscriber (Joint)              Date



_________________________________
Title (If Not An Individual)


_________________________________
Print or Type Names of Signers
(Or name of Corporation, partnership or trust and state of domicile.)



___________________________________________________________________
Address



Offer is subject to acceptance by the Company, availability, and prior sale. No offer will be deemed to have been made in any state where such an offer would be deemed a violation of law.

                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 607.0850 of the Florida Business Organizations Article provides for the indemnification of the company's officers, directors and corporate employees and agents under the following circumstances:

                     (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                     (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corpora tion as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemni fication shall be authorized if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue ,or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                     (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

                     (4) Any indemnification under subsection (1) or subsection
           (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, em ployee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

                     (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                     (b) If such a quorum is no obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two ro more director not at the time parties to the proceeding;

                     (c) By independent legal counsel:

                               1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                               2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                     (d) By the shareholders by a majority vote of a quorum consisting of share holders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                     (5) Evaluation of the reasonableness of expenses and authorization of indem nification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

                     (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

                     (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, where material to the cause of action so adjudicated and constitute:

                     (a) A violation of criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

                     (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

                     (c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

                     (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                     (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provide when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall enure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

                     (9) Unless a corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conduction the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that:

                     (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in seeking court-ordered indemnification or advancement of expenses;

                     (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection
           (7); or

                     (c) The director, officer, employee, or agent is fairly and reasonably entitle to indemnification or advancement of expense, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

                     (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                     (11)  For purposes of this section:

                     (a) The term "other enterprises" includes employee benefit plans;

                     (b) The term "expenses" includes counsel fees, including those for appeal;

                     (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                     (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

                     (e) The term "agent" includes a volunteer;

                     (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                     (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

                     (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corpora tion, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enter prise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

           Article IV of the company's Articles of Incorporation provides that "the directors shall be protected from personal liability to the fullest extent permitted by applicable law." Article VII of the company's By-laws provides for the indemnification of the company's officers and directors as follows:

                     1. RIGHT TO INDEMNIFICATION. The corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

                     2. ADVANCES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final dispo sition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

                     3. SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

           The registrant may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of the company against any such expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under the Florida General Corporation Law.


ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION

           The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

           Escrow agent's Fee                                       $  1,000
           Registration Fee                                              650
           Legal Fees                                                  7,000
           Accounting Fees                                             1,500
           Blue Sky Qualification Fees and Expenses                    2,000
           Miscellaneous                                               7,850
                                                                     --------
           TOTAL                                                      $20,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

           Securities of the registrant sold by it within the past three years which were not registered under the Securities Act of 1933 appears below.

           1. TO FOUNDER. (a) In June 2001, the registrant issued 10,000,000 shares of its common stock to its founder.
           (b)  There was no underwriter.
           (c)  Such shares were issued for cash in the amount of $15,000.
           (d) The above-described transaction was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, in that it was a transaction by an issuer not involving any public offering, there being only one investor who had access to such information about the registrant as would be contained in a registration statement.


                                    EXHIBITS

ITEM 27.  EXHIBITS

 3.1       Articles of Incorporation *
 3.2       By-Laws *
 4.1       Specimen Certificate of Common Stock *
 4.6       Form of Escrow Agreement *
 5.0       Opinion of Counsel as to Legality**

10.1 Employment agreement between Registrant and Don A. Paradiso dated December 3, 2001**
21.0       Statement as to Subsidiaries*
23.1       Accountant's Consent to Use Opinion
23.2       Counsel's Consent to Use Opinion
   * Filed with Registration Statement October 4, 2001.
  ** Filed with Amendment No. 1 December 17, 2001.

ITEM 28.  UNDERTAKINGS

     The registrant undertakes as follows:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;
           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.
           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Articles of Incorporation, by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in West Palm Beach, Florida, on February 4, 2002.

                     THE JACKSON RIVERS COMPANY



                                         BY     /S/  DON A. PARADISO
                                               --------------------------
                                               Don Paradiso, President


           In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


 /S/DON A. PARADISO President (principal executive officer), February 4, 2002 ------------------- principal financial and accounting
    Don A. Paradiso  officer, and sole director